Exhibit 99.1

May 6, 2021

We are pleased to report our financial results for the first quarter of 2021. Consolidated net income was $2.9 million, compared to $2.2 million, for the same period in 2020, an increase of 30.9%. Total assets were $1.1 billion as of March 31, 2021 compared to $883.1 million as of March 31, 2020, an increase of 25.1%. The Board of Directors and Management are pleased with the solid performance in terms of both asset growth and improved net income for the first quarter. More complete financial performance information can be found in the enclosed earnings press release and our upcoming quarterly 10-Q filing.

We entered 2021 with cautious optimism about the local economy. In late December 2020 two pivotal things occurred, the beginning of distribution of the Covid 19 vaccine, and the passage of another round of federal stimulus packages including the second round of the SBA Paycheck Protection Program loans. As a result, we re-entered the PPP loan origination business, processing 276 new second round PPP loans for a total of $27 million during the first quarter of 2021. This was in addition to the 700 loans and $70 million in first round PPP loans we originated in 2020. We are now processing PPP forgiveness applications, helping our borrowers turn these loans into grants. While imperfect, the PPP loans and other State and Federal business and consumer aid programs have greatly benefited our customers, our community, and our company. We have worked with our borrowers throughout the pandemic, granting payment deferrals and modifications to allow consumers, businesses, and non-profit entities remain solvent during the time the economy was essentially closed. We had executed 352 deferrals and modifications on outstanding loan balances of $167.2 million as of March 31, 2021. Of the total deferrals issued, 53, representing balances of $28 million remained in effect as of March 31, 2021. The majority of the remaining deferrals return to regular payments during the second quarter of 2021 and we believe most of our borrowers will be able to exit deferral status.	A by-product of the pandemic has been an increase in people from away enjoying prolonged visits to our area. We see more out of state license plates on our roads, and at restaurants and shops. We read about the booming real estate market and see increased applications for loans to purchase real estate. We wonder whether this phenomenon is transitory or structural and how this may impact our communities. Our service area can use an influx in working age people as the recent trend has been slow growth and a general aging of the population.

Looking forward, our local economy is improving. Despite a short maple syrup crop, travel and tourism are rebounding with strong pent-up demand from our “drive” markets. Real estate sales and home construction are booming and residential lending is brisk. The chief economic challenges in the short term will be labor shortages and supply chain disruptions. We are collectively in a far better place than we were at this time last year.

You should have received your proxy and notice of our Annual Meeting to be held virtually on May 19, 2021 at 3:00pm. We will miss seeing our friends again this year and expect to resume an in-person meeting in 2022.

We are pleased to share that the Board of Directors declared a cash dividend of $0.33 per share for the quarter payable May 6, 2021 to shareholders of record as of May 1, 2021.

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:
TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com
NASDAQ STOCK MARKET
Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLocal.com

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

About Union Bankshares
Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 18 banking offices, two loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 130 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in the lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank has received an "Outstanding" rating for its compliance with the Community Reinvestment Act (CRA). An institution in this group has an excellent record of helping to meet the credit needs of its assessment area, particularly in low-and moderate income neighborhoods, in a manner consistent with its resources and capabilities.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)			Union Bankshares, Inc.

						DIRECTORS	OFFICERS
						Neil J. Van Dyke -Chair	Neil J. Van Dyke - Chair
ASSETS	MARCH 31, 2021	MARCH 31, 2020		MARCH 31, 2021	MARCH 31, 2020	Timothy W. Sargent-Vice Chair	David S. Silverman - President & CEO

						Joel S. Bourassa	Jeffrey G. Coslett- Vice President
				(3 months ended)
						Steven J. Bourgeois	Karyn J. Hale - Chief Financial Officer
Cash and Due from Banks	$4,684	$6,224	Interest Income	$9,500	$8,963
						Dawn D. Bugbee	John H. Steel - Secretary
						John M. Goodrich	Kristy Adams Alfieri - Assistant Secretary
Federal Funds Sold & Overnight Deposits	51,822	35,488	Interest Expense	1,101	1,457	Nancy C. Putnam
			Net Interest Income	8,399	7,506	David S. Silverman
Interest Bearing Deposits in Banks	14,691	6,067				John H. Steel
			Provision for Loan Losses	150	300
Investment Securities	143,063	90,028	Net Interest Income After Provision for Loan Losses	8,249	7,206	Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	40,212	16,456
			Trust Income	185	173	DIRECTORS
Loans, net	801,489	677,587	Noninterest Income	2,436	2,345	Neil J. Van Dyke -Chair	Michael R. Barrett - St. Johnsbury
						Timothy W. Sargent -Vice Chair	Steven J. Bourgeois - St. Albans
Reserve for Loan Losses	(8,429)	(6,391)	Noninterest Expenses:			Joel S. Bourassa	Andrew A. Dean - Northern NH
			Salaries & Wages	3,083	3,121	Steven J. Bourgeois	Stanley T. Fillion - Northern NH
Premises and Equipment, net	19,882	20,528				Dawn D. Bugbee	Rosemary H. Gingue - St. Johnsbury
			Employee Benefits	1,169	982	John M. Goodrich	John M. Goodrich - St. Johnsbury
Accrued Interest & other Assets	36,904	37,100				Nancy C. Putnam	Christopher M. Knapp - Northern NH
						Gregory D. Sargent	Coleen K. Kohaut - St. Albans
Total Assets	$1,104,318	$883,087	Occupancy Expense, net	477	514	David S. Silverman	Justin P. Lavely - St. Johnsbury
						Janet P. Spitler	Daniel J. Luneau - St. Albans
			Equipment Expense	798	740	John H. Steel	Mary K. Parent - St. Johnsbury
							Samuel H. Ruggiano - St. Albans
							Christine A. Sheley - Northern NH
			Other Expenses	1,926	1,815		David S. Silverman - All
						Union Bank Offices (ATMs at all Branch Locations)
LIABILITIES & SHAREHOLDERS' EQUITY	MARCH 31, 2021	MARCH 31, 2020	Total	7,453	7,172

			Income Before Taxes	3,417	2,552	VERMONT
Noninterest Bearing Deposits	$231,992	$139,963
						Berlin	1028 US Route 302	802.476.0061
Interest Bearing Deposits	648,960	449,943	Income Tax Expense	541	356	Fairfax	Jct. Routes 104 & 128	802.849.2600
						Hardwick	103 VT Route 15 West	802.472.8100
Time Deposits	126,939	146,154	Net income	$2,876	$2,196	Jeffersonville	5062 VT Route 15	802.644.6600
						Jericho	368 VT Route 15	802.899.7500
Borrowed Funds	7,164	62,164	Earnings per share	$0.64	$0.49	Johnson	198 Lower Main Street	802.635.6600
						Lyndonville	183 Depot Street	802.626.3100
Accrued Interest & Other Liabilities	9,440	11,075	Book Value Per Share	$17.81	$16.50	Morrisville	20 Lower Main Street	802.888.6600
							65 Northgate Plaza	802.888.6860
Common Stock	9,911	9,899				St. Albans	15 Mapleville Depot	802.524.9000
						St. Johnsbury	364 Railroad Street	802.748.3131
Additional Paid-in Capital	1,504	1,226					325 Portland Street	802.748.3121
Retained Earnings						Stowe	47 Park Street	802.253.6600
	72,494	64,783				Williston	Branch
Accumulated Other Comprehensive Income	81	2,061					31 Market St	802.878.7900
							Loan Center
							31 Market St	802.865.1000
Treasury Stock at Cost	(4,167)	(4,181)

Total Liabilities & Shareholders' Equity	$1,104,318	$883,087				NEW HAMPSHIRE
Standby letters of credit were $2,609,000 and $2,306,000 at March 31, 2021 and 2020, respectively.						Groveton	3 State Street	603.636.1611
						Littleton	263 Dells Road	603.444.7136
							76 Main Street	603.444.5321
						Lincoln	135 Main Street	603.745.4000
						North Conway	Commercial Loan Center
							2541 White Mountain Hwy	603.662.9408